Exhibit 4.18

CONFIDENTIAL TREATMENT REQUESTED

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange

Amendment to the

Master Service Agreement

And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

IBM DAKSH BUSINESS PROCESS SERVICES PRIVATE LIMITED

This Eighth (8th) Amendment Agreement (“Amendment No. 8”) dated October 27, 2011 to the Master Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010 and Seventh Amendment dated April 7, 2011 thereto and Statement of Work dated March 05, 2008 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip India Private Limited, a Company registered under the Companies Act, 1956 and having its corporate office at 103, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART

And

IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi 110001 (hereinafter referred to as “IBM” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the OTHER PART.

WHEREAS MMTL has entered into the Agreement with IBM and both Parties agree to amend the Agreement as mentioned below.

REDACTED	CONFIDENTIAL TREATMENT REQUESTED

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

TERMS AND CONDITIONS GOVERNING THIS ADDENDUM

The Parties have agreed to amend and include the following terms and conditions in regard to the Agreement:

I.	The Parties hereby agree to amend the existing Section 3, of Amendment No. 6, to add “Domestic Holidays and Outbound Tours” as a new LoB (“New LoB”) to the current scope of services and run a Pilot for the New LoB effective from August 1, 2011 till December 31, 2011, with the following considerations:

a.	The New LoB will be delivered from the existing service delivery centre at Chandigarh, India.

b.	No new language will be added to the current scope of work.

c.	The New LoB will have similar agent profile and hierarchy ratios as in the US Sales LoB. New Hire Training is not included in the ongoing charge and will be charged at INR XXXX per hour per agent for the MMTL process / product training duration and no price will be charged for agent rate till the time agent start taking calls / performing transactions

d.	Price points for this Pilot work (in INR) will be as follows :

Line Of Business	<XXXX Headcount	XXXX Headcount	XXXX Headcount	>XXXX Headcount
Chandigarh — US LoB’s
Domestic Holidays and Outdoor Tours	XXXX	XXXX	XXXX	XXXX

e.	Price point mentioned above are valid for only till December 31, 2011 for this Pilot work only, any change in scope of work will lead to re- pricing and new price points

f.	MMTL and IBM to meet again in the month of December to discuss on new prices for this LoB to be effective from January 1, 2012.

II.	This Amendment No. 8 shall be effective from August 01, 2011 (“Amendment No. 8 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

III.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 8 by reference.

IV.	This Amendment No. 8 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 8 is incorporated into and deemed to be part of the Agreement.

ACCEPTED AND AGREED BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

MakeMyTrip India Private Limited	IBM Daksh Business Process Services Pvt. Ltd.

By: /s/ Jasmeet Singh Name: JASMEET SINGH Title: Date: 28/OCT/2011	By: /s/ Sunil K Gupta Name: SUNIL K GUPTA Title: Head of Planning Date: 27/10/2011